UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 30, 2005
Date of Earliest Event Reported: August 25, 2005
Commission file number 1-10948
OFFICE DEPOT, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)
(561) 438-4800
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
Item 5.02(a),(b) and (c) — Departure of Director or Principal Officer; Election of Directors; Appointment of Principal Officer
Item 9.01 — Exhibits
SIGNATURE
Index of Exhibits
Employment Offer Letter
News Release on August 25, 2005

Item 1.01 — Entry into a Material Definitive Agreement
On August 25, 2005, Office Depot, Inc. (the “Company”) agreed to employ Patricia A. McKay as the Company’s Executive Vice President and Chief Financial Officer (Principal Financial Officer within the meaning of Item 5.02 (b)).
Certain key terms of Ms. McKay’s employment are described herein. The description contained herein is qualified in its entirety by the actual language of the Employment Offer Letter to Ms. McKay, dated August 25, 2005 (the “Letter”), a copy of which is attached as Exhibit 99.1.1 to this Current Report on Form 8-K (this “Report”). In the event of any conflict between the description contained in this Report and the Letter, the terms of the Letter shall govern in all respects.

Term.	None stated; employment at Will

Base Salary.	$525,000 per annum

Bonuses.	60% at target, 120% at maximum; guaranteed prorata bonus at target for 2005

Cash starting bonus of $150,000, payable after first 90 days of employment

Equity Compensation.	Initial grant of 170,000 time-based stock options, seven year term, vesting over three years; 19,000 time-restricted shares, vesting over three years

Employee Benefits.	Comparable to other senior executives of the Company

Termination of Employment.	If terminated other than for cause or for certain enumerated reasons as set forth in the Letter, continuation of base salary for 18 months, plus 1.5 times annual bonus at target, payable over the 18-month period. 18 months to exercise vested stock options.

Non-Competition; Non-Solicitation; Confidentiality Agreements.	18-month non-compete, confidentiality and non-solicitation agreement, attached to Letter.

Item 5.02(a),(b) and (c) — Departure of Director or Principal Officer; Election of Directors; Appointment of Principal Officer
Effective August 25, 2005, Patricia A. McKay has been appointed as Executive Vice President and Chief Financial Officer of the Company. She succeeds Charles E. Brown, who formerly served as Chief Financial Officer of the Company and currently serves as the Company’s President, International. Ms. McKay will assume her duties on September 12, 2005.
Concurrent with her appointment as Executive Vice President and Chief Financial Officer of the Company, Ms. McKay has resigned her position as a member of the Board of Directors of the Company, effective August 25, 2005. Ms. McKay also served as a member of the Audit Committee of the Board of the Company. Her resignation creates a vacancy on the twelve-member Board.
Ms. McKay, age 47, served as a Director of the Company from May 2004 until her resignation on August 25, 2005. She served from 2003 until September 9, 2005 as Executive Vice President and Chief Financial Officer of Restoration Hardware, Inc. a California-based public company that is a specialty retailer of high-quality home furnishings, decorative accessories and hardware. From 1997 until 2003, she worked in various executive-level positions at AutoNation, Inc., the nation’s largest retailer of automobiles, with sales of nearly $20 billion, concluding in her serving as Senior Vice President, Finance. From 1988 until 1996, Ms. McKay served in various financial positions for Dole Food Company, Inc., culminating in the position of Vice President Finance and Controller, a position she held from 1993 until 1996.
A news release, announcing Ms. McKay’s appointment as Executive Vice President and Chief Financial Officer of the Company, and her resignation as a member of the Board of Directors of the Company, was issued on August 25, 2005. A copy of such news release is attached to this Report as Exhibit 99.1.3 and incorporated by this reference.
Item 9.01 — Exhibits

Exhibit 99.1.1	Employment Offer Letter dated August 25, 2005, between Office Depot, Inc. and Patricia A. McKay

Exhibit 99.1.2	News Release Issued by Office Depot, Inc. on August 25, 2005

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: August 30, 2005	By: /s/ DAVID C. FANNIN

David C. Fannin Executive Vice President and General Counsel
Index of Exhibits

Exhibit No.	Description
Exhibit 99.1.1	Employment Offer Letter dated August 25, 2005, between Office Depot, Inc. and Patricia A. McKay

Exhibit 99.1.2	News Release Issued by Office Depot, Inc. on August 25, 2005